                                                                    EXHIBIT 2.1


                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                  LIN TV CORP.

                                       AND

                            SUNRISE TELEVISION CORP.

















                          DATED AS OF FEBRUARY 19, 2002

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   The Merger

                                                                            Page
                                                                            ----
1.1      The Merger...........................................................1
1.2      Closing..............................................................1
1.3      Effective Time.......................................................1
1.4      Effects of Merger....................................................1
1.5      Certificate of Incorporation and Bylaws..............................2
1.6      Directors and Officers...............................................2

                                   ARTICLE II
          Effect of Merger on Capital Stock of Constituent Corporations

2.1      Effect on Outstanding Sunrise Capital Stock..........................2
2.2      Sunrise Stock Options................................................3
2.3      Sunrise Warrants.....................................................4
2.4      Effect on Outstanding LIN Capital Stock..............................5
2.5      Exchange Procedure...................................................5
2.6      No Fractional Shares of LIN Common Stock.............................5
2.7      No Further Ownership Rights in Respect of Sunrise Common Stock.......5
2.8      Lost, Stolen, or Destroyed Certificates..............................6
2.9      Withholding Rights...................................................6
2.10     Tax Consequences.....................................................6
2.11     Stock Transfer Books.................................................6

                                   ARTICLE III
                    Representations and Warranties of Sunrise

3.1      Organization.........................................................6
3.2      Authorization; Enforceability........................................6
3.3      No-Conflicts.........................................................7
3.4      Consents and Approvals...............................................7
3.5      Capitalization.......................................................8
3.6      Financial Statements; STC SEC Documents..............................9
3.7      Absence of Certain Changes...........................................9
3.8      Voting Requirements..................................................9
3.9      Sunrise FCC Licenses; Operations of Sunrise Licensed Facilities......9
3.10     FCC Qualification...................................................11
3.11     Brokers.............................................................11
3.12     Compliance with Applicable Laws.....................................11
3.13     Absence of Undisclosed Liabilities..................................11
3.14     Litigation..........................................................11
3.15     Transactions with Affiliates........................................11
3.16     Labor Matters.......................................................12
3.17     Employee Arrangements and Benefit Plans.............................12
3.18     Tax Matters.........................................................13
3.19     Intellectual Property...............................................14
3.20     Environmental Matters...............................................15

3.21     Material Agreements.................................................16
3.22     Tangible Property...................................................17
3.23     Real Property.......................................................17
3.24     No Other Representations and Warranties.............................17

                                   ARTICLE IV
                      Representations and Warranties of LIN

4.1      Organization........................................................17
4.2      Authorization; Enforceability.......................................18
4.3      No-Conflicts........................................................18
4.4      Consents and Approvals..............................................18
4.5      Capitalization......................................................19
4.6      Financial Statements; LIN SEC Documents.............................20
4.7      Absence of Certain Changes..........................................20
4.8      Voting Requirements.................................................20
4.9      LIN FCC Licenses; Operations of LIN Licensed Facilities.............20
4.10     FCC Qualifications..................................................22
4.11     Brokers.............................................................22
4.12     Compliance with Applicable Laws.....................................22
4.13     Absence of Undisclosed Liabilities..................................22
4.14     Litigation..........................................................22
4.15     Transactions with Affiliates........................................22
4.16     Labor Matters.......................................................22
4.17     Employee Arrangements and Benefit Plans.............................23
4.18     Tax Matters.........................................................24
4.19     Intellectual Property...............................................24
4.20     Environmental Matters...............................................25
4.21     Real Property.......................................................25
4.22     New LIN Common Stock................................................25
4.23     No Other Representations and Warranties.............................25

                                    ARTICLE V
                                Certain Covenants

5.1      Access to Information...............................................25
5.2      Confidentiality.....................................................26
5.3      Public Announcements................................................26
5.4      Consents, Approvals, and Filings....................................26
5.5      Indemnification; Insurance..........................................27
5.6      Schedule Updates....................................................27
5.7      Registration Rights.................................................28

                                   ARTICLE VI
                Covenants Relating to the Conduct of the Business

6.1      Conduct of the Business.............................................28
6.2      Second Amended and Restated Charter.................................29
6.3      Other Actions.......................................................29

                                   ARTICLE VII
                              Conditions Precedent

7.1      Conditions to Obligations of Each Party.............................29
7.2      Conditions to Obligations of Sunrise................................30
7.3      Conditions to Obligations of LIN....................................31

                                  ARTICLE VIII
                                   Termination

8.1      Termination.........................................................32
8.2      Effect of Termination...............................................33

                                   ARTICLE IX
                                  Miscellaneous

9.1      Amendments and Waivers..............................................33
9.2      Assignment; Binding Effect..........................................33
9.3      Construction........................................................33
9.4      Counterparts........................................................34
9.5      Entire Agreement....................................................34
9.6      Expenses............................................................34
9.7      Governing Law.......................................................34
9.8      Notices.............................................................34
9.9      No Recourse.........................................................35
9.10     Severability........................................................35
9.11     No Survival.........................................................36
9.12     No Third-Party Beneficiaries........................................36

                            GLOSSARY OF DEFINED TERMS

Accredited Investor Certification..................................Section 2.5
Agreement.............................................................Preamble
Assumed Stock Options...........................................Section 2.2(a)
Assumed Warrants................................................Section 2.3(a)
Assumed HMTF Warrants...........................................Section 2.3(b)
CERCLA.........................................................Section 3.20(b)
Certificate of Merger..............................................Section 1.3
Certificates.......................................................Section 2.5
Class A Holder.....................................................Section 5.5
Closing............................................................Section 1.2
Closing Date.......................................................Section 1.2
Code..................................................................Recitals
Communications Act.................................................Section 3.4
Credit Agreement................................................Section 7.1(f)
DGCL...............................................................Section 1.1
dollars............................................................Section 9.3
Effective Time.....................................................Section 1.3
Environmental Laws.............................................Section 3.20(b)
Environmental Liabilities......................................Section 3.20(b)
ERISA..........................................................Section 3.17(a)
Exchange Act.......................................................Section 3.4
Exchange Ratio..................................................Section 2.1(d)
FCC................................................................Section 3.4
FCC Order.......................................................Section 7.2(d)
GAAP...............................................................Section 3.6
Governmental Entity................................................Section 3.3
Hazardous Materials............................................Section 3.20(b)
HMTF............................................................Section 2.1(b)
HSR Act............................................................Section 3.4
Indemnified Parties................................................Section 5.5
Intellectual Property..........................................Section 3.19(b)
IRS............................................................Section 3.17(b)
Law................................................................Section 3.3
Liens...........................................................Section 3.5(b)
LIN...................................................................Preamble
LIN Benefit Plans..............................................Section 4.17(a)
LIN Common Stock................................................Section 4.5(a)
LIN Disclosure Letter..............................................Section 4.3
LIN FCC Licenses................................................Section 4.9(a)
LIN Financial Statements...........................................Section 4.6
LIN Licensed Facilities.........................................Section 4.9(a)
LIN LMA Facility................................................Section 4.9(a)
LIN LMA Facility FCC License....................................Section 4.9(a)
LIN Material Adverse Effect........................................Section 4.1
LIN Nonvoting Stock.............................................Section 4.5(a)
LIN Preferred Stock.............................................Section 4.5(a)
LIN SEC Documents..................................................Section 4.6
LIN Significant Subsidiary.........................................Section 4.1
LIN Stockholder Approval...........................................Section 4.8

LIN Voting Stock................................................Section 4.5(a)
LMAs............................................................Section 3.9(b)
LMA Agreement..................................................Section 3.21(b)
LMA Facility FCC License........................................Section 3.9(a)
Material Agreements............................................Section 3.21(b)
Material Breach............................................Section 8.1(b)(iii)
Material Consents..............................................Section 3.21(b)
Merger.............................................................Section 1.1
Merger Consideration............................................Section 2.1(d)
Network Affiliation Agreement..................................Section 3.21(b)
New LIN Class A Common Stock....................................Section 2.1(a)
New LIN Class B Common Stock....................................Section 2.1(c)
New LIN Class C Common Stock.......................................Section 2.4
New LIN Common Stock............................................Section 2.1(c)
New LIN Preferred Stock.........................................Section 4.5(d)
Order..............................................................Section 3.3
Permits...........................................................Section 3.12
Permitted Liens...................................................Section 3.23
person.............................................................Section 9.3
RCRA...........................................................Section 3.20(b)
Representatives....................................................Section 5.1
SAC.............................................................Section 3.5(b)
SAC Voting Stock................................................Section 3.5(b)
SEC................................................................Section 3.1
Second Amended and Restated Charter................................Section 1.5
Securities Act....................................................Section 3.15
Series A 14% Redeemable Preferred Stock.........................Section 3.5(b)
Sports Agreement...............................................Section 3.21(b)
STC.............................................................Section 3.5(b)
STC SEC Documents..................................................Section 3.6
subsidiary.........................................................Section 3.1
Sunrise...............................................................Preamble
Sunrise Benefit Plans..........................................Section 3.17(a)
Sunrise Class A Common Stock....................................Section 2.1(a)
Sunrise Class B Common Stock....................................Section 2.1(b)
Sunrise Common Stock............................................Section 2.1(b)
Sunrise Disclosure Letter..........................................Section 3.3
Sunrise FCC Licenses............................................Section 3.9(a)
Sunrise Financial Statements.......................................Section 3.6
Sunrise Licensed Facilities.....................................Section 3.9(a)
Sunrise LMA Facility............................................Section 3.9(a)
Sunrise Material Adverse Effect....................................Section 3.1
Sunrise Significant Subsidiary.....................................Section 3.1
Sunrise Stock Options..............................................Section 2.2
Sunrise Stockholders Approval......................................Section 3.8
Sunrise Warrant.................................................Section 2.3(a)
Surviving Corporation..............................................Section 1.1
Tax Return.....................................................Section 3.18(b)
Taxes..........................................................Section 3.18(b)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 19, 2002, is entered into between LIN TV Corp., a Delaware corporation (f/k/a Ranger Equity Holdings Corporation) ("LIN"), and Sunrise Television Corp., a Delaware corporation ("Sunrise").

         WHEREAS, the Boards of Directors of LIN and Sunrise have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby (including the Merger), and declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

         WHEREAS, for federal income Tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, LIN and Sunrise desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   The Merger

         1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Sunrise shall be merged with and into LIN (the "Merger"). After the Merger, LIN shall continue as the surviving corporation (in such capacity, the "Surviving Corporation") and the separate corporate existence of Sunrise shall cease.

         1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 A.M., local time, on the second business day after the date on which all of the conditions contained in Article VI have been satisfied or waived in accordance with this Agreement, or at such other place or at such other time or date as may be mutually agreed to in writing by LIN and Sunrise. As used herein, "Closing Date" means the date of the Closing.

         1.3 Effective Time. Subject to the provisions of this Agreement, LIN and Sunrise shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         1.4 Effects of Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the preceding sentence, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of LIN and Sunrise shall vest in the Surviving Corporation, and all debts, liabilities, and duties of LIN and Sunrise shall become the debts, liabilities, and duties of the Surviving Corporation.

         1.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of LIN in effect immediately prior to the Effective Time shall be amended and restated as set forth in EXHIBIT A (the "Second Amended and Restated Charter"), and as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the provisions of the DGCL. The Bylaws of LIN in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law.

         1.6 Directors and Officers. Each of the directors of LIN at the Effective Time and William S. Banowsky, Jr., William Cunningham and up to two other individuals designated by the Board of Directors of LIN prior to the Effective Time, shall from and after the Effective Time, be the directors of the Surviving Corporation and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal. The officers of LIN at the Effective Time shall be the officers of the Surviving Corporation and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal.

                                   ARTICLE II
          Effect of Merger on Capital Stock of Constituent Corporations

         2.1 Effect on Outstanding Sunrise Capital Stock.

                  (a) Each share of Class A common stock, par value $0.01 per share, of Sunrise ("Sunrise Class A Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Sunrise Class A Common Stock held as treasury shares by Sunrise) shall by virtue of the Merger and without any action on the part of LIN, Sunrise, or the holder thereof, cease to exist and be converted into the right to receive 22.4862984 validly issued, fully paid, and non-assessable shares of Class A common stock, par value $0.01 per share, of LIN having the rights, powers, privileges, qualifications, limitations, and restrictions set forth in the Second Amended and Restated Charter ("New LIN Class A Common Stock").

                  (b) Each share of Class B common stock, par value $0.01 per share, of Sunrise ("Sunrise Class B Common Stock" and, together with the Sunrise Class A Common Stock, the "Sunrise Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Sunrise Class B Common Stock held by Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., or their respective affiliates (collectively, "HMTF") or as treasury shares by Sunrise) shall by virtue of the Merger and without any action on the part of LIN, Sunrise, or the holder thereof, cease to exist and be converted into the right to receive 22.4862984 validly issued, fully paid, and non-assessable shares of New LIN Class A Common Stock.

                  (c) Each share of Class B common stock held by HMTF and issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of LIN, Sunrise, or the holder thereof, cease to exist and be converted into the right to receive 22.4862984 validly issued, fully paid, and non-assessable shares of Class B common stock, par value $0.01 per share, of LIN having the rights, powers, privileges, qualifications, limitations, and restrictions set forth in the Second Amended and Restated Charter ("New LIN Class B Common Stock" and, together with the New LIN Class A Common Stock, the "New LIN Common Stock").

                  (d) As used herein, the term (i) "Exchange Ratio" means the ratio of the New LIN Common Stock to be issued in exchange for each whole share of Sunrise Common Stock, and (ii) "Merger Consideration" means the shares of New LIN Common Stock to be issued to the holders of Sunrise Common Stock in accordance with this Section 2.1 and any cash in lieu of fractional shares of New LIN Common Stock to be paid in accordance with Section 2.6.

                  (e) Each share of Sunrise Common Stock that is held as a treasury share by Sunrise at the Effective Time shall, by virtue of the Merger and without any action on the part of Sunrise, be cancelled and retired and cease to exist, without any conversion thereof.

                  (f) In the event of (i) any change in the Sunrise Common Stock between the date hereof and the Effective Time, (ii) any change in the LIN Common Stock or LIN Preferred Stock prior to the date of the filing of the Second Amended and Restated Charter, or (iii) any change in the New LIN Common Stock or New LIN Preferred Stock following the filing of the Second Amended and Restated Charter until the Effective Time, in accordance with the terms hereof by reason of any stock dividend, subdivision, reclassification, recapitalization, stock split or reverse stock split, combination, or any similar event, the number and class of shares of New LIN Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of Sunrise Common Stock as provided herein shall be appropriately adjusted so as to maintain the relative proportionate interests of the holders of New LIN Common Stock and Sunrise Common Stock.

         2.2 Sunrise Stock Options.

                  (a) At the Effective Time, each option to purchase shares of Sunrise Common Stock ("Sunrise Stock Options") that is issued and outstanding and unexercised immediately prior to the Effective Time (other than Sunrise Stock Options held by LIN or its direct or indirect subsidiaries, or their respective employees) shall be deemed to have been assumed by LIN, without further action on the part of LIN, the Surviving Corporation, or the holders thereof, and shall thereafter be deemed to be an option to acquire shares of New LIN Class A Common Stock in such amount and at the exercise price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby) (such Sunrise Stock Options assumed by LIN are referred to as the "Assumed Stock Options"):

                           (i) each Assumed Stock Option shall be deemed to be
                  exercisable for the number of shares of New LIN Class A Common Stock equal to the product of (A) the number of shares of Sunrise Common Stock subject to the original option and (B) the Exchange Ratio (such product to be rounded to the nearest whole share);

                           (ii) in respect of each Assumed Stock Option, the
                  exercise price per share of New LIN Class A Common Stock shall be equal to (A) the exercise price per share of Sunrise Common Stock under the original option divided by (B) the Exchange Ratio (rounded to the nearest $0.01);

                           (iii) in accordance with the terms of the Sunrise
                  2002 Stock Option Plan or the term of the stock option letter agreement, as the case may be, under which the Sunrise Stock Options were issued, fractional shares of any Assumed Stock Options resulting from the adjustments set forth in this
                  Section 2.2(a) shall be eliminated; and

                           (iv) At the Effective Time, the Surviving Corporation
                  shall terminate the Sunrise 2002 Stock Option Plan. Nothing in this Section 2.2(a) shall be construed to prevent the Surviving Corporation in any way from terminating or freezing the benefits under any such plans (subject to the rights of the holders of the Assumed Stock Options thereunder) and adopting one or more new stock option plans, as approved by the Board of Directors of the Surviving Corporation after the Effective Time.

                  (b) At the Effective Time, each Sunrise Stock Option that is held by LIN, its direct or indirect subsidiaries, or any of their respective employees shall be deemed to have been cancelled and extinguished without any conversion thereof.

         2.3 Sunrise Warrants.

                  (a) At the Effective Time, each warrant to purchase shares of Sunrise Class B Common Stock ("Sunrise Warrant") that is issued and outstanding and unexercised immediately prior to the Effective Time (other than Sunrise Warrants held by HMTF or LIN or its direct or indirect subsidiaries) shall be deemed to have been assumed by LIN, without further action on the part of LIN, the Surviving Corporation, or the holders thereof, and shall thereafter be deemed to be a warrant to purchase shares of New LIN Class A Common Stock in such amount and at the exercise price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby) (such Sunrise Warrants assumed by LIN are referred to as the "Assumed Warrants"):

                           (i) each Assumed Warrant shall be deemed to be
                  exercisable for the number of shares of New LIN Class A Common Stock equal to the product of (A) the number of shares of Sunrise Common Stock subject to the original warrant and (B) the Exchange Ratio (such product to be rounded to the nearest whole share); and

                           (ii) in respect of each Assumed Warrant, the exercise
                  price per share of New LIN Class A Common Stock shall be equal to (A) the exercise price per share of Sunrise Common Stock under the original warrant divided by (B) the Exchange Ratio (rounded to the nearest $0.01).

                  (b) At the Effective Time, each Sunrise Warrant that is held by HMTF and that is issued and outstanding and unexercised immediately prior to the Effective Time shall be deemed to have been assumed by LIN, without further action on the part of LIN, the Surviving Corporation, or the holders thereof, and shall thereafter be deemed to be a warrant to purchase shares of New LIN Class B Common Stock in such amount and at the exercise price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby) (such Sunrise Warrants assumed by LIN are referred to as the "Assumed HMTF Warrants"):

                           (i) each Assumed HMTF Warrant shall be deemed to be
                  exercisable for the number of shares of New LIN Class B Common Stock equal to the product of (A) the number of shares of Sunrise Common Stock subject to the original warrant and (B) the Exchange Ratio (such product to be rounded to the nearest whole share); and

                           (ii) in respect of each Assumed HMTF Warrant, the
                  exercise price per share of New LIN Class B Common Stock shall be equal to (A) the exercise price per share of Sunrise Common Stock under the original warrant divided by (B) the Exchange Ratio (rounded to the nearest $0.01).

                  (c) At the Effective Time, each Sunrise Warrant that is held by LIN or its direct or indirect subsidiaries shall be deemed to have been cancelled and extinguished without any conversion thereof.

         2.4 Effect on Outstanding LIN Capital Stock. Each share of (i) New LIN Class A Common Stock, (ii) New LIN Class B Common Stock, and (iii) Class C common stock, par value $0.01 per share, of LIN having the rights, powers, privileges, qualifications, limitations, and restrictions set forth in the Second Amended and Restated Charter ("New LIN Class C Common Stock"), in each case issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unaffected by the Merger.

         2.5 Exchange Procedure. As soon as practicable after the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Sunrise Common Stock ("Certificates") shall, upon surrender of such Certificate, together with a duly executed certification of such holder's status as an accredited investor (as defined in Regulation D of the Securities Act) in substantially the same form as EXHIBIT B attached hereto (the "Accredited Investor Certification") to the Surviving Corporation, be entitled to receive in exchange therefor the Merger Consideration in respect of the shares represented by such surrendered Certificate. As soon as practicable after the surrender of any Certificate and the Accredited Investor Certification (but in no event later than two business days thereafter), the Surviving Corporation shall deliver to the holder thereof the Merger Consideration in respect of the shares represented by such surrendered Certificate. Until surrendered as contemplated by this Section 2.5, each Certificate (other than certificates representing treasury shares to be cancelled in accordance with the terms hereof), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in respect of the shares represented by such Certificate.

         2.6 No Fractional Shares of New LIN Common Stock. No certificates or scrip of shares of New LIN Common Stock representing fractional shares of New LIN Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of LIN or a holder of shares of New LIN Common Stock. Notwithstanding any other provision of this Agreement to the contrary, each holder of Sunrise Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of New LIN Common Stock (after taking into account all of the shares represented by all Certificates delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest thereon) representing such holder's proportionate interest in such New LIN Common Stock.

         2.7 No Further Ownership Rights in Respect of Sunrise Common Stock. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Sunrise Common Stock formerly represented by such Certificates.

         2.8 Lost, Stolen, or Destroyed Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed, and, if required by the Surviving Corporation, the giving of an indemnity in favor of the Surviving Corporation in respect of such Certificate, the Surviving Corporation will deliver in exchange therefor the Merger Consideration in respect of the shares of Sunrise Common Stock formerly represented by such lost, stolen, or destroyed Certificate.

         2.9 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Sunrise Common Stock such amounts as it is required to deduct and withhold in respect of the making of such payment under the Code, the rules and regulations thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes as having been paid to the holder of Sunrise Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

         2.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its best efforts to cause the Merger to be so qualified, shall report the transactions contemplated hereby in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return, refund claim, litigation, or otherwise unless required to do so by applicable Law.

         2.11 Stock Transfer Books. The stock transfer books of Sunrise shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Sunrise Common Stock thereafter on the records of Sunrise. From and after the Effective Time, any Certificates presented to the Surviving Corporation for any reason shall be cancelled and exchanged for the Merger Consideration in respect of the shares of Sunrise Common Stock formerly represented thereby.

                                   ARTICLE III
                    Representations and Warranties of Sunrise

         Sunrise hereby represents and warrants to LIN, as follows:

         3.1 Organization. Each of Sunrise and the Sunrise Significant Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Sunrise and the Sunrise Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets or properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Sunrise and its subsidiaries, considered as a whole (other than as a result of changes in general economic conditions or in economic conditions generally affecting the television or broadcasting industry) (a "Sunrise Material Adverse Effect"). Sunrise has delivered to LIN complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date hereof. As used herein, (i) "Sunrise Significant Subsidiary" means any subsidiary of Sunrise that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"), and (ii) "subsidiary" means, in respect of any specified person, any other entity at least a majority of the equity interests of which is beneficially owned, directly or indirectly, by the specified person. The Sunrise Disclosure Letter lists each subsidiary of Sunrise and its respective jurisdiction of incorporation and indicates whether such subsidiary is a Sunrise Significant Subsidiary.

         3.2 Authorization; Enforceability. Sunrise has the requisite corporate power and authority to enter into this Agreement and, subject to the Sunrise Stockholders Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sunrise and the consummation by Sunrise of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sunrise, subject to the Sunrise Stockholders Approval. This Agreement has been duly executed and delivered by Sunrise and, assuming this Agreement constitutes the valid and binding agreement of LIN, constitutes a valid and binding obligation of Sunrise, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to creditor's rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3.3 No-Conflicts. Except as disclosed in writing by Sunrise to LIN in a disclosure letter (the "Sunrise Disclosure Letter") and subject to receipt of the Sunrise Stockholders Approval, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) conflict with the Certificate of Incorporation or Bylaws of Sunrise or the comparable documents of any Sunrise Significant Subsidiary, (ii) subject to the governmental filings and other matters referred to in Section 3.4, conflict with, result in a breach of or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, loan or credit agreement, note, or bond or other agreement, permit, concession, franchise, license, or similar instrument or undertaking to which Sunrise or any Sunrise Significant Subsidiary is a party or by which Sunrise or any Sunrise Significant Subsidiary or any of their respective assets or properties is bound or affected, (iii) result in an obligation by Sunrise, the Surviving Corporation, LIN, or any of their respective subsidiaries to redeem, repurchase, or retire (or offer to redeem, repurchase, or retire) any indebtedness of Sunrise or any of its subsidiaries outstanding as of the date hereof or equity security of Sunrise or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in Section 3.4, contravene any domestic or foreign law, statute, constitution, treaty, ordinance, rule, or regulation ("Law"), or any order, judgment, decree, writ, award, or injunction ("Order") of any federal, state, local or foreign court, tribunal, arbitrator or governmental, administrative or regulatory agency, authority or body or any instrumentality or political subdivision thereof ("Governmental Entity") currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for such conflicts, breaches, defaults, or other consequences that, individually or in the aggregate, could not reasonably be expected to have a Sunrise Material Adverse Effect or to materially hinder Sunrise's ability to consummate the transactions contemplated hereby.

         3.4 Consents and Approvals. Except as disclosed in the Sunrise Disclosure Letter, no consent, approval, or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made, is required by or in respect of Sunrise or any Sunrise Significant Subsidiary in connection with the execution and delivery of this Agreement by Sunrise or the consummation by Sunrise of the transactions contemplated hereby, except for (i) the filing of pre-merger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in respect of the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) such filings with and approvals required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations, and policies of the FCC promulgated thereunder (collectively, the "Communications Act") including those required in connection with the transfer of control of Sunrise FCC Licenses for the operation of the Sunrise Licensed Facilities, (iii) the filing of the Certificate of Merger with and acceptance by the Secretary of State of the State of Delaware, and (iv) such reports or filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or state securities Laws, as may be required in connection with this Agreement and the transactions contemplated hereby, and (v) such consents, approvals, authorizations, declarations, filings, or notices that could not reasonably be expected to have a Sunrise Material Adverse Effect.

         3.5 Capitalization.

                  (a) The total number of shares of capital stock of all classes that Sunrise has authority to issue is 2,502,000 shares of capital stock, consisting of (i) 1,250,000 shares of Sunrise Class A Common Stock, and (ii) 1,252,000 shares of Sunrise Class B Common Stock. At the close of business on the date hereof, (A) one share of Sunrise Class A Common Stock was issued and outstanding, (B) 891,499 shares of Sunrise Class B Common Stock were issued and outstanding, (C) 168,816 shares of Sunrise Class B Common Stock were reserved for issuance pursuant to the outstanding Sunrise Warrants, (D) 61,912 shares of Sunrise Class B Common Stock were reserved for issuance pursuant to options to purchase Sunrise Class B Common Stock granted under the Sunrise 2002 Stock Option Plan, of which stock options to purchase 6,000 shares of Sunrise Class B Common Stock have been granted, (E) 1,000 shares of Sunrise Class B Common Stock were reserved for issuance pursuant to options to purchase 1,000 shares of Sunrise Class B Common Stock granted to John H. Massey pursuant to that Non-Qualified Stock Option Agreement for Non-Employee Directors dated August 30, 2000, (F) 1,000 shares of Sunrise Class B Common Stock were reserved for issuance pursuant to options to purchase 1,000 shares of Sunrise Class B Common Stock granted to William Cunningham pursuant to that Non-Qualified Stock Option Agreement for Non-Employee Directors dated August 30, 2000, and (G) 1,124,227 shares of Sunrise Class A Common Stock were reserved for issuance upon conversion of shares of Sunrise Class B Common Stock. Except as set forth above or as disclosed in the Sunrise Disclosure Letter, at the close of business on the date hereof, no shares of capital stock or other equity securities of Sunrise were authorized, issued, reserved for issuance, or outstanding.

                  (b) All outstanding shares of Sunrise Common Stock are, and all shares that may be issued upon the exercise of outstanding Sunrise Stock Options and Sunrise Warrants will be, when issued, duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights. Except as disclosed in the Sunrise Disclosure Letter, no bonds, debentures, notes, or other indebtedness of Sunrise or any subsidiary of Sunrise having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Sunrise or any subsidiary of Sunrise may vote are issued or outstanding. All the outstanding shares of capital stock or other equity interests of each subsidiary of Sunrise have been validly issued and are fully paid and non-assessable and (except for the shares of (i) the 14% Redeemable Preferred Stock, par value $0.01 per share (the "Series A 14% Redeemable Preferred Stock"), of STC Broadcasting, Inc., a Delaware corporation ("STC"), and (ii) 10 shares of voting stock, par value $0.01 per share ("SAC Voting Stock"), of Smith Acquisition Company, a Delaware corporation ("SAC"), which are owned by Smith Broadcasting Partners, L.P.) are owned by Sunrise, by one or more direct or indirect wholly-owned subsidiaries of Sunrise or by Sunrise and one or more of such subsidiaries, free and clear of all liens, charges, claims, pledges, encumbrances, and security interests of any kind or nature whatsoever (collectively, "Liens"), except for Liens arising out of the Credit Agreement.

                  (c) Except as set forth in Sections 3.5(a) and 3.5(b), the Sunrise Disclosure Letter, or the STC SEC Documents, and except for certain provisions of the Certificate of Incorporation of Sunrise relating to "alien ownership" of the Sunrise Common Stock, neither Sunrise nor any subsidiary of Sunrise has any outstanding option, warrant, subscription, or other right, agreement, or commitment that either (i) obligates Sunrise or any subsidiary of Sunrise to issue, sell, or transfer, repurchase, redeem, or otherwise acquire or vote any shares of the capital stock of Sunrise or any Sunrise Significant Subsidiary, or (ii) restricts the transfer of Sunrise Common Stock. Since the close of business on February 8, 2002 to the date hereof, neither Sunrise nor any subsidiary of Sunrise has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock. To the knowledge of Sunrise, there is not any stockholder agreement among the stockholders of Sunrise relating to the voting or restricting the transfer of capital stock of Sunrise. Except for the capital stock of its subsidiaries, Sunrise does not own, directly or indirectly, any capital stock or other ownership interest in any person.

         3.6 Financial Statements; STC SEC Documents. Sunrise has previously provided to LIN true, correct, and complete copies of the audited consolidated balance sheet of Sunrise and its subsidiaries as at and for the fiscal years ended December 31, 2001, and December 31, 2000, and the related consolidated statements of operations, cash flows, and stockholders' equity for the periods ended December 31, 2001, December 31, 2000, and December 31, 1999, together with the notes thereto (the "Sunrise Financial Statements"). The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP") and fairly present the consolidated financial condition, assets and liabilities, the results of operations, cash flows, and changes in stockholders' equity of Sunrise and its subsidiaries as of the dates, and for the periods, indicated therein. Since January 1, 1999, STC has filed with the SEC all reports and other statements that it is required to file under Sections 13 and 15(d) of the Exchange Act (the "STC SEC Documents"). As of their respective dates, each such report or other statement comprising the STC SEC Documents complied in all material respects with the rules and regulations promulgated by the SEC and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.7 Absence of Certain Changes. Except as disclosed in the Sunrise Financial Statements, the STC SEC Documents, or the Sunrise Disclosure Letter, since the date of the most recent Sunrise Financial Statements, Sunrise and its subsidiaries have conducted their businesses only in the ordinary course, and there has not been (i) any change that could reasonably be expected to have a Sunrise Material Adverse Effect (including as a result of the consummation of the Merger), (ii) any change in accounting methods, principles, or practices by Sunrise or any of its subsidiaries materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in generally accepted accounting principles, (iii) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) in respect of any of the outstanding capital stock of Sunrise, or (iv) any granting by Sunrise or any of its subsidiaries to any director, officer, or other employee or independent contractor of Sunrise or any of its subsidiaries of any increase in compensation, except in the ordinary course of businesses consistent with past practice or as was required under employment agreements in effect as of the date of the most recent Sunrise Financial Statements.

         3.8 Voting Requirements. The affirmative votes of (i) the holders of a majority of the outstanding shares of Sunrise Class A Common Stock and (ii) the holders of a majority of the outstanding shares of Sunrise Class B Common Stock, each voting as a separate class as provided in Sunrise's Certificate of Incorporation, in respect of the adoption of this Agreement are the only votes of the holders of any class or series of Sunrise's capital stock necessary by Law to approve and adopt this Agreement and the transactions contemplated hereby (collectively, the "Sunrise Stockholders Approval").

         3.9 Sunrise FCC Licenses; Operations of Sunrise Licensed Facilities.

                  (a) The Sunrise Disclosure Letter lists the television broadcast stations for which Sunrise or one of its subsidiaries hold licenses from the FCC, each of which is owned or operated by Sunrise and its subsidiaries (collectively, the "Sunrise Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to Sunrise or one of its subsidiaries (the "Sunrise FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Sunrise Material Adverse Effect. The Sunrise Disclosure Letter lists each television broadcast station that is not a Sunrise Licensed Facility and for which Sunrise or any of its subsidiaries provides programming and advertising services pursuant to a local marketing agreement, time brokerage agreement, or other similar agreement (each, a "Sunrise LMA Facility") and, to the knowledge of Sunrise, each Sunrise LMA Facility has been operated in material compliance with the terms of the licenses issued by the FCC to the owner of such Sunrise LMA Facility (each, an "LMA Facility FCC License"). Sunrise has, and its subsidiaries have, and, to the knowledge of Sunrise, any licensee of a Sunrise LMA Facility has, timely filed or made all applications, reports, and other disclosures required by the FCC to be made in respect of the Sunrise Licensed Facilities and have timely paid all FCC regulatory fees in respect thereof, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Sunrise Material Adverse Effect.

                  (b) The Sunrise Disclosure Letter lists all of the Sunrise FCC Licenses and, to the knowledge of Sunrise, all LMA Facility FCC Licenses. The Sunrise Disclosure Schedule sets forth a true and complete list of any and all material pending applications filed with the FCC by Sunrise, its subsidiaries and, to the knowledge of Sunrise, any holder of an LMA Facility FCC License. Sunrise or one of its subsidiaries is the authorized legal holder of, each of the Sunrise FCC Licenses which constitute all of the licenses issued by the FCC that are necessary or used in the operation of the businesses of the Sunrise Licensed Facilities as presently operated. The Sunrise Disclosure Letter lists all local marketing agreements, time brokerage agreements, and other similar agreements for the provision of programming or advertising services ("LMAs"). To the knowledge of Sunrise, the third-parties with which Sunrise or its subsidiaries have entered into LMAs in respect of the Sunrise LMA Facilities have, and are the authorized legal holders of, the LMA Facility FCC License which, to the knowledge of Sunrise, constitute all of the licenses issued by the FCC that are necessary or used in the operation of the business of the respective Sunrise LMA Facility to which such local marketing agreement relates. All Sunrise FCC Licenses and, to the knowledge of Sunrise, LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Sunrise, each of its subsidiaries (or, to Sunrise's knowledge, their respective predecessors), or their respective officers, employees, or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Sunrise Material Adverse Effect.

                  (c) As of the date hereof, except as set forth in the Sunrise Disclosure Letter, no application, action, or proceeding is pending for the renewal of any Sunrise FCC License or, to the knowledge of Sunrise, LMA Facility FCC License as to which any petition to deny has been filed and, to Sunrise's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, or order of forfeiture relating to any Sunrise Licensed Facility or Sunrise LMA Facility that, if adversely determined, could reasonably be expected to have a Sunrise Material Adverse Effect, and Sunrise is not aware of any basis that could reasonably be expected to cause the FCC not to renew any of the Sunrise FCC Licenses or the LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the television or broadcast industry). There is not now pending and, to Sunrise's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind, or modify in any material respect any of the Sunrise FCC Licenses or, to the knowledge of Sunrise, any of the LMA Facility FCC Licenses that, if adversely determined, could reasonably be expected to have a Sunrise Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the television or broadcast industry).

         3.10 FCC Qualification. Sunrise and its subsidiaries are qualified under the Communications Act to be the transferors of control of the Sunrise FCC Licenses. Except as disclosed in the Sunrise Disclosure Letter, Sunrise is not aware of any facts or circumstances relating to the FCC qualifications of Sunrise or any of its subsidiaries that could reasonably be expected to prevent the FCC from granting the FCC Form 315 Transfer of Control Application to be filed in respect of the Merger.

         3.11 Brokers. Except as disclosed in the Sunrise Disclosure Letter, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by or on behalf of Sunrise directly with LIN without the intervention of any person on behalf of Sunrise in such a manner as to give rise to any valid claim by any person against Sunrise, LIN, the Surviving Corporation, or any of their respective subsidiaries for a finder's fee, brokerage commission, or similar payment.

         3.12 Compliance with Applicable Laws. Each of Sunrise and its subsidiaries has in effect all federal, state, local, and foreign governmental approvals, authorizations, certificates, filings, franchises, concessions, licenses, notices, permits, and rights (collectively, "Permits") necessary for it to own, lease, or operate its assets and properties and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a Sunrise Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults that, individually or in the aggregate, could not reasonably be expected to have a Sunrise Material Adverse Effect. Except as disclosed in the Sunrise Disclosure Letter or the STC SEC Documents, Sunrise and its subsidiaries are in compliance with all applicable Laws and Orders of any Governmental Entity, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Sunrise Material Adverse Effect.

         3.13 Absence of Undisclosed Liabilities. Except as disclosed in the Sunrise Financial Statements, the Sunrise Disclosure Letter, or the STC SEC Documents and except for liabilities contemplated by this Agreement or liabilities incurred in the ordinary course of business since the date of the most recent Sunrise Financial Statement, Sunrise and its subsidiaries do not have any material indebtedness, obligations, or liabilities of any kind (whether accrued, absolute, contingent, or otherwise) required by GAAP to be reflected on a consolidated balance sheet of Sunrise and its consolidated subsidiaries or in the notes, exhibits, or schedules thereto or that could reasonably be expected to have a Sunrise Material Adverse Effect.

         3.14 Litigation. Except as disclosed in the Sunrise Financial Statements, the STC SEC Documents, or the Sunrise Disclosure Letter, to the date hereof, there is no litigation, administrative action, arbitration, or other proceeding pending against Sunrise or any of its subsidiaries or, to the knowledge of Sunrise, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Sunrise Material Adverse Effect or (ii) prevent or significantly delay the consummation of the transactions contemplated hereby. Except as set forth in the Sunrise Financial Statements, the Sunrise Disclosure Letter, or the STC SEC Documents, to the date hereof, there is no Order of any Governmental Entity outstanding against Sunrise or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in clauses (i) and (ii) of this Section 3.14.

         3.15 Transactions with Affiliates. Other than the transactions contemplated hereby, or except as disclosed in the Sunrise Financial Statements, the STC SEC Documents, or in the Sunrise Disclosure Letter, there have been no transactions, agreements, arrangements, or understandings between Sunrise or its subsidiaries, on the one hand, and Sunrise's affiliates (other than subsidiaries of Sunrise) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1934, as amended (the "Securities Act").

         3.16 Labor Matters. Except as set forth in the Sunrise Disclosure Letter or in the STC SEC Documents, (i) neither Sunrise nor any of its subsidiaries is a party to any collective bargaining agreement, and no employees of Sunrise or any of its subsidiaries are represented by any labor organization,
(ii) to the knowledge of Sunrise, there are no material representation or certification proceedings, or petitions seeking such representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) to the knowledge of Sunrise, there are no material organizing activities involving Sunrise or any of its subsidiaries in respect of any group of employees of Sunrise or its subsidiaries.

         3.17 Employee Arrangements and Benefit Plans.

                  (a) The Sunrise Disclosure Letter sets forth a complete and correct list of (i) all "employee benefit plans" within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of
         Section 3(37) of ERISA, (ii) all bonus, incentive compensation, deferred compensation, stock award, stock option, stock purchase, salary continuation, vacation, sick leave, disability, death benefit, hospitalization, medical, employee loan, education assistance and leave of absence plans, programs, policies, agreements, arrangements, or payroll practices, (iii) all collective bargaining or employee leasing agreements or arrangements, and (iv) all employment, severance, termination, compensation, change in control, retention, and indemnification agreements or arrangements, other than any agreement or arrangement that (A) provides for average annual remuneration (excluding benefits but including bonuses, incentive payments, and completion or other similar payments) of $150,000 or less, (B) has an unexpired term of or can be terminated (before, on, or after a change in control) in less than one year from the date hereof without additional cost or penalty, or (C) relates to an agreement or arrangement for on-air talent entered into in the ordinary course of business consistent with past practices; in each case, that Sunrise or any of its subsidiaries has any obligation or liability (contingent or otherwise) (collectively, the "Sunrise Benefit Plans").

                  (b) Except as set forth in the STC SEC Documents or in the Sunrise Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Sunrise Material Adverse Effect: (i) each Sunrise Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable Laws;
         (ii) no "reportable event" (as such term is used in Section 4043 of ERISA) (other than those events for which the 30-day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code), or "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has heretofore occurred in respect of any Sunrise Benefit Plan; and (iii) each Sunrise Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the United States Internal Revenue Service ("IRS") regarding its qualified status and no notice has been received from the IRS in respect of the revocation of such qualification.

                  (c) To the date hereof, there is no litigation or administrative or other proceeding (including an audit) involving any Sunrise Benefit Plan nor has Sunrise or any of its subsidiaries received notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Sunrise Material Adverse Effect. Except as set forth in the Sunrise Disclosure Letter, to the date hereof, neither Sunrise nor any of its subsidiaries has contributed to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither Sunrise nor any of its subsidiaries has incurred, nor, to the best of Sunrise's knowledge, is reasonably likely to incur any withdrawal liability that remains unsatisfied in an amount that could reasonably be expected to have a Sunrise Material Adverse Effect. The termination of, or withdrawal from, any Sunrise Benefit Plan or multiemployer plan to which Sunrise or its subsidiaries contributes, on or prior to the Closing Date, will not subject Sunrise or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have a Sunrise Material Adverse Effect. Sunrise and its subsidiaries have not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA in respect of any Sunrise Benefit Plan (other than any multiemployer plan set forth in the Sunrise Disclosure Letter) that could reasonably be expected to have a Sunrise Material Adverse Effect.

                  (d) Except as disclosed in the Sunrise Disclosure Letter or the STC SEC Documents, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will either alone or in combination with another event (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, officer, employee, or independent contractor of Sunrise or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Sunrise Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. Except as disclosed in the Sunrise Disclosure Letter, Sunrise and its subsidiaries have no obligation or accrued liability in respect of post-retirement health or life benefits for their employees, except for coverage required by applicable Law.

         3.18 Tax Matters.

                  (a) Except as set forth in the Sunrise Financial Statements, the Sunrise Disclosure Letter, or the STC SEC Documents, (i) Sunrise and each of its subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects, (ii) all Taxes of Sunrise and each of its subsidiaries shown to be due on the Tax Returns described in clause (i) above have been or will be timely paid or adequately reserved for in accordance with GAAP (except to the extent such Taxes are being contested in good faith), (iii) no material deficiencies for any Taxes have been proposed, asserted, or assessed against Sunrise or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Sunrise and its subsidiaries, and no power of attorney in respect of any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any Governmental Entity during any presently pending audit or examination,
         (iv) Sunrise and its subsidiaries are not now subject to audit by any taxing authority and no waivers of statutes of limitation in respect of the Tax Returns have been given by or requested in writing from Sunrise or any of its subsidiaries, (v) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of Sunrise or any of its subsidiaries, (vi) neither Sunrise nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement, or practice in respect of Taxes, (vii) neither Sunrise nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of
         Section 1504 of the Code, other than the affiliated group of which Sunrise is the common parent, (viii) neither Sunrise nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local Law) or agreed to have
         Section 341(f)(2) of the Code (or any corresponding provisions of state or local Law) apply to any disposition of any asset owned by Sunrise or any of its subsidiaries, as the case may be, (ix) neither Sunrise nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local, or foreign Law by reason of a change in accounting method or otherwise, (x) Sunrise and its subsidiaries have complied in all material respects with all applicable Laws relating to withholding of Taxes, and (xi) no property owned by Sunrise or any of its subsidiaries (A) is property required to be treated as being owned by another person pursuant to the provisions of
         Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (B) constitutes "tax exempt use property" within the meaning of
         Section 168(h)(l) of the Code; or (C) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

                  (b) As used herein, (i) "Tax Return" means any return, report, claim for refund, estimate, information return or statement, or other similar document relating to or required to be filed with any Governmental Entity in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof, and (ii) "Taxes" means all federal, state, local, and foreign taxes, duties, levies, or similar charges of any kind, including those measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property, or windfall profits taxes, customs, duties, or similar fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts imposed by any Governmental Entity.

                  (c) Neither Sunrise nor any of its subsidiaries will constitute either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of the Merger or
         (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

         3.19 Intellectual Property.

                  (a) Except as set forth in the Sunrise Disclosure Letter and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Sunrise Material Adverse Effect: (i) Sunrise and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted; (ii) the use of any Intellectual Property by Sunrise and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Sunrise or any of its subsidiaries acquired the right to use any Intellectual Property; (iii) to the knowledge of Sunrise, no person is challenging, infringing, on or otherwise violating any right of Sunrise or any of its subsidiaries in respect of any Intellectual Property owned by and/or licensed to Sunrise or its subsidiaries; and (iv) neither Sunrise nor any of its subsidiaries has received any written notice of any pending claim in respect of any Intellectual Property used by Sunrise and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Sunrise or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation, or unenforceability of such Intellectual Property.

                  (b) As used herein, "Intellectual Property" means (i) trademarks, service marks, brand names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification, or renewal of any such registration or application; inventions, discoveries, and ideas, whether patentable or not, in any jurisdiction; (ii) patents, applications for patents (including divisions, continuations, continuations in part, and renewal applications), and any renewals, extensions, or reissues thereof, in any jurisdiction; (iii) nonpublic information, trade secrets, and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person;
         (iv) writings and other works, whether copyrightable or not, in any jurisdiction; (v) registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof;
         (vi) inventions, discoveries and ideas, whether patentable or not in any jurisdiction; (vii) any similar intellectual property or proprietary rights; and (viii) any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

         3.20 Environmental Matters.

                  (a) Except as disclosed in the STC SEC Documents or in the Sunrise Disclosure Letter and except as could not reasonably be expected to have a Sunrise Material Adverse Effect: (i) the operations of Sunrise and its subsidiaries have been and are in compliance with all Environmental Laws and with all Permits required by Environmental Laws; (ii) there are no pending or, to the knowledge of Sunrise, threatened, actions, suits, claims, investigations, or other proceedings under or pursuant to Environmental Laws against Sunrise or its subsidiaries or involving any real property currently or, to the knowledge of Sunrise, formerly owned, operated, used, or leased by Sunrise or its subsidiaries; (iii) Sunrise and its subsidiaries are not subject to any Environmental Liabilities, and, to the knowledge of Sunrise, no facts, circumstances, or conditions relating to, arising from, associated with, or attributable to any real property currently or, to the knowledge of Sunrise, formerly owned, operated, used, or leased by Sunrise or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities; (iv) all real property owned and to the knowledge of Sunrise all real property operated, used, or leased by Sunrise or its subsidiaries is free of contamination from Hazardous Material in violation of the Environmental Laws; and (v) there is not now, nor, to the knowledge of Sunrise, has there been in the past, on, in or under any real property owned, leased, used, or operated by Sunrise or any of its predecessors (A) any underground storage tanks, above-ground storage tanks, dikes, or impoundments containing Hazardous Materials, (B) any asbestos-containing materials, (C) any polychlorinated biphenyls, or
         (D) any radioactive substances.

                  (b) As used herein, (i) "Environmental Laws" means any and all applicable federal, state, local, or municipal Laws, Orders, and any other requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment or natural resources, as currently in effect and includes, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
         Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local Laws; (ii) "Environmental Liabilities" in respect of any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity that is, in whole or in part, a predecessor of such person or any of such subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, that (A) arise under or relate to matters covered by Environmental Laws and (B) relate to actions occurring or conditions existing on or prior to the Closing Date; and (iii) "Hazardous Materials" means any substances, materials or wastes, defined, listed, classified, or regulated as hazardous, toxic, pollutants, contaminants, or words of similar meaning or under any Environmental Laws, including petroleum, petroleum products, friable asbestos, urea formaldehyde, and polychlorinated biphenyls.

         3.21 Material Agreements.

                  (a) Except as disclosed in the Sunrise Disclosure Letter or the Sunrise Financial Statements, from and after the date of filing of the STC SEC Documents to the date hereof, neither Sunrise nor any of its subsidiaries has entered into any contract, agreement, or other document or instrument that would be required to be filed with the SEC or any material amendment, modification, or waiver under any contract, agreement, or other document or instrument (other than any such amendments, modifications, or waivers entered into after the date hereof, in connection with the transactions contemplated hereby) that was previously filed with the SEC or would be required to be so filed.

                  (b) Except as filed as an exhibit to the STC SEC Documents or as set forth in the Sunrise Disclosure Letter or the Sunrise Financial Statements, to the date hereof, neither Sunrise nor any of its subsidiaries is a party to or has entered into or made any material amendment or modification to or granted any material waiver under any of the following (collectively, the "Material Agreements"): (i) any network affiliation agreement for any Sunrise Licensed Facility or Sunrise LMA Facility ("Network Affiliation Agreement"); (ii) any material sports broadcasting agreement ("Sports Agreement"); (iii) any main transmitter site or main studio lease for any Sunrise Licensed Facility or Sunrise LMA Facility; (iv) any agreement pursuant to which Sunrise or any of its subsidiaries agrees to provide programming to a Sunrise Licensed Facility or a Sunrise LMA Facility or any other television station, whether broadcast, cable, or otherwise, or pursuant to which Sunrise or any of its subsidiaries has either a contingent programming obligation or the right to purchase the assets of a Sunrise LMA Facility or any shares of capital stock of any corporation holding any assets relating to a Sunrise LMA Facility ("LMA Agreement"); or (v) any partnership or joint venture agreement obligating Sunrise or any of its subsidiaries to contribute cash in excess of $200,000 per year.

                  (c) Each of the Material Agreements is valid and enforceable against Sunrise or one of its subsidiaries, as the case may be, in accordance with its terms, and there is no default under any Material Agreements either by Sunrise or any of its subsidiaries which is a party to such Material Agreements or, to the knowledge of Sunrise, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Sunrise or, to the knowledge of Sunrise, any other party thereto, in any such case in which such default or event could reasonably be expected to have a Sunrise Material Adverse Effect. In addition, neither Sunrise nor any subsidiary of Sunrise is in material breach of any Network Affiliation Agreement, Sports Agreement, or LMA Agreement (including any breach that would give rise to a right to terminate any such agreement). To the date hereof, neither Sunrise nor any subsidiary of Sunrise has received any written notice (or to the knowledge of Sunrise any other notice) of default or termination under any Material Agreement, and to the knowledge of Sunrise, there exists no basis for any assertion of a right of default or termination under such Material Agreements. Neither Sunrise nor any of its subsidiaries has received any written notice (or, to the knowledge of Sunrise, any other notice) of the exercise of a put option or other right pursuant to which Sunrise or any of its subsidiaries would be obligated to purchase capital stock or assets relating to any Sunrise LMA Facility, or the owner or licensee thereof, as applicable. As used herein, "Material Consents" means consents under (i) each Network Affiliation Agreement, (ii) the Lease Agreement dated February 1, 1999, between Toledo Telecasting, Inc. and Raycom America, Inc. (succeeded by STC) (lease for WUPW-TV studio), and (iii) the Lease Agreement dated March 23, 2001, between Cook Properties, Inc. and STC (lease for KACB-TV studio).

         3.22 Tangible Property. All of the assets of Sunrise and the Sunrise Significant Subsidiaries are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable could not, individually or in the aggregate, reasonably be expected to have a Sunrise Material Adverse Effect. Sunrise owns all personal property reflected in the Sunrise Financial Statements and all personal property acquired after the date of the most recent Sunrise Financial Statements (other than such personal property assets sold, consumed, expended, or otherwise disposed of in the ordinary course of business), free and clear of all Liens other than Permitted Liens, and except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Sunrise Material Adverse Effect.

         3.23 Real Property. The Sunrise Disclosure Letter contains a list of the material real property owned or leased by Sunrise or its subsidiaries. Sunrise or one of its subsidiaries has good and marketable title in fee simple to all real property owned by any of them and a good leasehold interest in the real property leased by any of them, free and clear of all Liens other than (i) liens for current taxes, payment of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount, or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or materially impair Sunrise's business operations, (iii) as disclosed in the STC SEC Documents, (iv) those reflected or reserved against in the Sunrise Financial Statements, and (v) Liens arising under the Credit Agreement (the items described in clauses (i)-(v) above are referred to as "Permitted Liens"), and except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Sunrise Material Adverse Effect. Sunrise has made available to LIN prior to the date hereof true, correct and complete copies of all leases, subleases, and other agreements under which Sunrise or any of its subsidiaries occupies, or has the right to use or occupy any real property (including all amendments, modifications, or supplements thereto).

         3.24 No Other Representations and Warranties. Except for the representations and warranties made by Sunrise as expressly set forth in this Agreement or in any certificate or document delivered pursuant this Agreement, neither Sunrise nor any of its affiliates has made and shall not be construed as having made to LIN or any of its affiliates any representation or warranty of any kind.

                                   ARTICLE IV
                      Representations and Warranties of LIN

         LIN represents and warrants to Sunrise as follows:

         4.1 Organization. Each of LIN and the LIN Significant Subsidiaries is a corporation or a limited liability company duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or formed, as applicable, and has the requisite corporate or limited liability company power and authority to carry on its business as now being conducted. Each of LIN and the LIN Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets or properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of LIN and its subsidiaries, considered as a whole (other than as a result of changes in general economic conditions or in economic conditions generally affecting the television or broadcasting industry) (a "LIN Material Adverse Effect"). LIN has delivered to Sunrise complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date hereof. As used herein, "LIN Significant Subsidiary" means any subsidiary of LIN that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         4.2 Authorization; Enforceability. LIN has the requisite corporate power and authority to enter into this Agreement and, subject to the LIN Stockholders Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by LIN and the consummation by LIN of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LIN, subject to the LIN Stockholders Approval. This Agreement has been duly executed and delivered by LIN and, assuming this Agreement constitutes the valid and binding agreement of Sunrise, constitutes a valid and binding obligation of LIN, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to creditor's rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.3 No-Conflicts. Except as disclosed in writing by LIN to Sunrise in a disclosure letter prior to or as of the date hereof (the "LIN Disclosure Letter") and subject to receipt of the LIN Stockholders Approval and the filing of the Second Amended and Restated Charter with the Secretary of State of Delaware, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) conflict with the Certificate of Incorporation or Bylaws of LIN or the comparable documents of any subsidiary of LIN, (ii) subject to the governmental filings and other matters referred to in Section 4.4, conflict with, result in a breach of or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, loan or credit 7agreement, note, or bond, or other agreement, permit, concession, franchise, license, or similar instrument or undertaking to which LIN or any or its subsidiaries is a party or by which LIN or any of its subsidiaries or any of their respective assets or properties is bound or affected, (iii) result in an obligation by LIN, the Surviving Corporation, Sunrise, or any of their respective subsidiaries to redeem, repurchase, or retire (or offer to redeem, repurchase, or retire) any indebtedness of LIN or any of its subsidiaries outstanding as of the date hereof or equity security of LIN or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in Section 4.4, contravene any Law or Order of any Governmental Entity currently in effect, except, in the cases of the clauses (ii) through (iv), for such conflicts, breaches, defaults, or other consequences that, individually or in the aggregate, could not reasonably be expected to have a LIN Material Adverse Effect or to materially hinder LIN's ability to consummate the transactions contemplated hereby.

         4.4 Consents and Approvals. Except as disclosed in the LIN Disclosure Letter, no consent, approval, or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made, is required by or in respect of LIN or any of its Subsidiaries in connection with the execution and delivery of this Agreement by LIN or the consummation by LIN of the transactions contemplated hereby, except for (i) the filing of pre-merger notification and report forms under the HSR Act in respect of the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) such filings with and approvals required by the FCC under the Communications Act, including those required in connection with the transfer of control of Sunrise FCC Licenses for the operation of the Sunrise Licensed Facilities, (iii) the filing of the Certificate of Merger with and acceptance by the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which LIN is qualified to do business, (iv) such reports or other filings under the Exchange Act or state securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby, (v) the filing of the Second Amended and Restated Charter with and acceptance by the Secretary of State of the State of Delaware, and (vi) such consents, approvals, authorizations, declarations, filings, or notices that could not reasonably be expected to have a LIN Material Adverse Effect.

         4.5 Capitalization.

                  (a) As of the date hereof (and, in any event, without giving effect to the Second Amended and Restated Charter), the total number of shares of capital stock of all classes that LIN has authority to issue is 1,205,000,000 shares of capital stock, consisting of (i) 650,000,000 shares of Class A voting common stock, par value $0.01 per share ("LIN Voting Stock"), (ii) 550,000,000 shares of Class B Nonvoting common stock, par value $0.01 per share ("LIN Nonvoting Stock" and, together with the LIN Voting Stock, the "LIN Common Stock"), and (iii) 5,000,000 shares of preferred stock, par value $0.01 per share ("LIN Preferred Stock"). At the close of business on the date hereof, (A) 1,000,000 shares of LIN Voting Stock were issued and outstanding, (B) 538,451,532 shares of LIN Nonvoting Stock were issued and outstanding, and (C) no shares of LIN Preferred Stock were issued and outstanding.

                  (b) All outstanding shares of LIN capital stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights. Except as disclosed in the LIN Disclosure Letter, no bonds, debentures, notes, or other indebtedness of LIN or any subsidiary of LIN having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of LIN or any subsidiary of LIN may vote are issued or outstanding. All the outstanding shares of capital stock or other equity interests of each subsidiary of LIN have been validly issued and are fully paid and non-assessable and, except as disclosed in the LIN Disclosure Letter, are owned by LIN, by one or more direct or indirect wholly-owned subsidiaries of LIN or by LIN and one or more of such subsidiaries, free and clear of all Liens.

                  (c) Except as set forth in Sections 4.5(a) and 4.5(b), the LIN Disclosure Letter, or the LIN SEC Documents, and except for certain provisions of the Certificate of Incorporation of LIN relating to "alien ownership" of the LIN capital stock, neither LIN nor any subsidiary of LIN has any outstanding option, warrant, subscription, or other right, agreement, or commitment that either (i) obligates LIN or any subsidiary of LIN to issue, sell, or transfer, repurchase, redeem, or otherwise acquire or vote any shares of the capital stock of LIN or any subsidiary of LIN, or (ii) restricts the transfer of LIN capital stock. Since the close of business on February 8, 2002 to the date hereof (except as disclosed in the LIN Disclosure Letter), neither LIN nor any subsidiary of LIN has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock.

                  (d) Upon consummation of the transactions contemplated hereby (including the filing of the Second Amended and Restated Charter), the total number of shares of capital stock of all classes that LIN will have authority to issue will be 605,000,000 shares of capital stock, consisting of (i) 600,000,000 shares of New LIN Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share ("New LIN Preferred Stock"). Upon consummation of the transactions contemplated hereby (including the filing of the Second Amended and Restated Charter), but without giving effect to the sale and issuance of shares of New LIN Class A Common Stock in connection with the initial public offering of shares of New LIN Class A Common Stock contemplated by the registration statement on Form S-1 filed by LIN on the date hereof, the exercise of any option or warrant issued and outstanding on the date hereof, or any shares of the capital stock of LIN in connection with the Exchange Agreement, dated on or about the date hereof, among Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., and LIN, (i) 138,915,126 shares of New LIN Class A Common Stock will be issued and outstanding, (ii) 420,582,894 shares of New LIN Class B Common Stock will be issued and outstanding, (iii) two shares of New LIN Class C Common Stock will be issued and outstanding, and (iv) no shares of New LIN Preferred Stock will be issued and outstanding. Each share of capital stock of LIN that will be outstanding immediately after the consummation of the transactions contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

         4.6 Financial Statements; LIN SEC Documents. LIN has previously provided to Sunrise true, correct, and complete copies of the audited consolidated balance sheet of LIN and its subsidiaries as at and for the fiscal years ended December 31, 2001, and December 31, 2000, and the related consolidated statements of operations, cash flows, and stockholders' equity for the periods ended December 31, 2001, December 31, 2000, and December 31, 1999, together with the notes thereto (the "LIN Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition, assets and liabilities, the results of operations, cash flows, and changes in stockholders' equity of LIN and its subsidiaries as of the dates, and for the periods, indicated therein. Since September 2, 1998, LIN Holdings Corp. has filed with the SEC all reports and other statements that it is required to file under Sections 13 and 15(d) of the Exchange Act (the "LIN SEC Documents"). As of their respective dates, each such report or other statement comprising the LIN SEC Documents complied in all material respects with the rules and regulations promulgated by the SEC and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.7 Absence of Certain Changes. Except as disclosed in the LIN Financial Statements, the LIN SEC Documents, or the LIN Disclosure Letter, since the date of the most recent LIN Financial Statements, LIN and its subsidiaries have conducted their businesses only in the ordinary course, and there has not been (i) any change that could reasonably be expected to have a LIN Material Adverse Effect (including as a result of the consummation of the Merger), (ii) any change in accounting methods, principles, or practices by LIN or any of its subsidiaries materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in generally accepted accounting principles, (iii) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) in respect of any of the outstanding capital stock of LIN, or (iv) any granting by LIN or any of its subsidiaries to any director, officer, or other employee or independent contractor of LIN or any of its subsidiaries of any increase in compensation, except in the ordinary course of businesses consistent with past practice or as was required under employment agreements in effect as of the date of the most recent LIN Financial Statements.

         4.8 Voting Requirements. The affirmative votes of (i) the holders of a majority of the outstanding shares of LIN Class A Common Stock and the holders of a majority of the outstanding shares of LIN Class B Common Stock, each voting as a separate class, in respect of the approval and adoption of the Amended and Restated Charter, (ii) the holders of a majority of the outstanding shares of LIN Class A Common Stock and the holders of a majority of the outstanding shares of LIN Class B Common Stock, each voting as a separate class, in respect of the approval and adoption of this Agreement (including the Merger), and (iii) the holders of a majority of the outstanding shares of LIN Class B Common Stock in respect of the approval of the issuance of New LIN Common Stock to the Sunrise stockholders in the Merger, are the only votes of the holders of any class or series of LIN's capital stock necessary to approve the transactions contemplated by this Agreement (collectively, the "LIN Stockholder Approval").

         4.9 LIN FCC Licenses; Operations of LIN Licensed Facilities.

                  (a) The LIN Disclosure Letter lists the television broadcast stations for which LIN or one of its subsidiaries hold licenses from the FCC, each of which is owned or operated by LIN or one of its subsidiaries (collectively, the "LIN Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to LIN or one of its subsidiaries (the "LIN FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a LIN Material Adverse Effect. The LIN Disclosure Letter lists each television broadcast station that is not a LIN Licensed Facility and for which LIN or any of its subsidiaries provides programming and advertising services pursuant to an LMA (each, a "LIN LMA Facility"), and to the knowledge of LIN, has been operated in material compliance with the terms of the licenses issued by the FCC to the owner of such LIN LMA Facility (each, an "LIN LMA Facility FCC License"). LIN has, and its subsidiaries have, and, to the knowledge of LIN, any licensee of a LIN LMA Facility has, timely filed or made all applications, reports and other disclosures required by the FCC to be made in respect of the LIN Licensed Facilities and have timely paid all FCC regulatory fees in respect thereof, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a LIN Material Adverse Effect.

                  (b) The LIN Disclosure Letter lists all of the LIN FCC Licenses and, to the knowledge of LIN, all LIN LMA Facility FCC Licenses. The LIN Disclosure Schedule sets forth a true and complete list of any and all material pending applications filed with the FCC by LIN, its subsidiaries and, to the knowledge of LIN, any holder of a LIN LMA Facility FCC License. LIN or one of its subsidiaries has, and is the authorized legal holder of, each of the LIN FCC Licenses which constitute all of the licenses issued by the FCC that are necessary or used in the operation of the businesses of the LIN Licensed Facilities as presently operated. The LIN Disclosure Letter lists all LMAs and, to the knowledge of LIN, the third parties with which LIN or its subsidiaries have entered into LMAs in respect of the LIN LMA Facilities have, and are the authorized legal holders of, the LIN LMA Facility FCC License which, to the knowledge of LIN, constitute all of the licenses issued by the FCC that are necessary or used in the operation of the business of the respective LIN LMA Facility to which such local marketing agreement relates. All LIN FCC Licenses and, to the knowledge of LIN, LIN LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of LIN, each of its subsidiaries (or, to LIN's knowledge, their respective predecessors), or their respective officers, employees, or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a LIN Material Adverse Effect. For purposes of this Agreement, the Management Services Agreement dated as of January 7, 2002, among Sunrise, STC, STC License Company, and LIN Television Corporation shall not be deemed to constitute an LMA.

                  (c) Except as set forth in the LIN Disclosure Letter, no application, action, or proceeding is pending for the renewal of any LIN FCC License or, to the knowledge of LIN, LIN LMA Facility FCC License as to which any petition to deny has been filed and, to LIN's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, or order of forfeiture relating to any LIN Licensed Facility or LIN LMA Facility that, if adversely determined, could reasonably be expected to have a LIN Material Adverse Effect, and LIN is not aware of any basis that could reasonably be expected to cause the FCC not to renew any of the LIN FCC Licenses or the LIN LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the television broadcast industry). There is not now pending and, to LIN's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind, or modify in any material respect any of the LIN FCC Licenses or to the knowledge of LIN, any of the LIN LMA Facility FCC Licenses that, if adversely determined, could reasonably be expected to have a LIN Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the television broadcast industry).

         4.10 FCC Qualification. Except as set forth in the LIN Disclosure Letter, LIN is qualified under the Communications Act to be the transferees of control of the Sunrise FCC Licenses. Except as disclosed in the LIN Disclosure Letter, LIN is not aware of any facts or circumstances relating to the FCC qualifications of LIN or any of its subsidiaries that could reasonably be expected to prevent the FCC from granting the FCC Form 315 Transfer of Control Application to be filed in respect of the Merger.

         4.11 Brokers. Except as set forth in the LIN Disclosure Letter, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by LIN directly with Sunrise without the intervention of any person on behalf of LIN in such a manner as to give rise to any valid claim by any person against LIN, Sunrise, the Surviving Corporation or any of their respective subsidiaries for a finder's fee, brokerage commission, or similar payment.

         4.12 Compliance with Applicable Laws. Except as disclosed in the LIN Disclosure Letter, each of LIN and its subsidiaries has in effect all Permits necessary for it to own, lease, or operate its assets and properties and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a LIN Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have a LIN Material Adverse Effect. Except as disclosed in the LIN Disclosure Letter or the LIN SEC Documents, LIN and its subsidiaries are in compliance with all applicable Laws or Orders of any Governmental Entity, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a LIN Material Adverse Effect.

         4.13 Absence of Undisclosed Liabilities. Except as disclosed in the LIN Financial Statements or the LIN SEC Documents and except for liabilities contemplated by this Agreement or liabilities incurred in the ordinary course of business since the date of the most recent LIN Financial Statements, LIN and its subsidiaries do not have any material indebtedness, obligations, or liabilities of any kind (whether accrued, absolute, contingent, or otherwise) required by GAAP to be reflected on a consolidated balance sheet of LIN and its consolidated subsidiaries or in the notes, exhibits, or schedules thereto or that could reasonably be expected to have a LIN Material Adverse Effect.

         4.14 Litigation. Except as disclosed in the LIN Financial Statements or the LIN SEC Documents, to the date hereof, there is no litigation, administrative action, arbitration, or other proceeding pending against LIN or any of its subsidiaries or, to the knowledge of LIN, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a LIN Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated hereby. Except as set forth in the LIN Financial Statements or the LIN SEC Documents, to the date hereof, there is no Order of any Governmental Entity outstanding against LIN or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in clauses (i) and (ii) of this Section 4.14.

         4.15 Transactions with Affiliates. Other than the transactions contemplated hereby or except to the extent disclosed in the LIN Financial Statements, the LIN SEC Documents, or the LIN Disclosure Letter, there have been no transactions, agreements, arrangements, or understandings between LIN or its subsidiaries, on the one hand, and LIN's affiliates (other than subsidiaries of LIN) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         4.16 Labor Matters. Except as set forth in the LIN Disclosure Letter or in the LIN SEC Documents, (i) neither LIN nor any of its subsidiaries is a party to any collective bargaining agreement, and no employees of LIN or any of its subsidiaries are represented by any labor organization, (ii) to the knowledge of LIN, there are no material representation or certification proceedings, or petitions seeking such representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) to the knowledge of LIN, there are no material organizing activities involving LIN or any of its subsidiaries in respect of any group of employees of LIN or its subsidiaries.

         4.17 Employee Arrangements and Benefit Plans.

                  (a) The LIN Disclosure Letter sets forth a complete and correct list of (i) all "employee benefit plans" within the meaning of
         Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA, (ii) all bonus, incentive compensation, deferred compensation, stock award, stock option, stock purchase, salary continuation, vacation, sick leave, disability, death benefit, hospitalization, medical, employee loan, education assistance and leave of absence plans, programs, policies, agreements, arrangements, or payroll practices, (iii) all collective bargaining or employee leasing agreements or arrangements, and (iv) all employment, severance, termination, compensation, change in control, retention, and indemnification agreements or arrangements, other than any agreement or arrangement that (A) provides for average annual remuneration (excluding benefits but including bonuses, incentive payments, and completion or other similar payments) of $150,000 or less, (B) has an unexpired term of or can be terminated (before, on, or after a change in control) in less than one year from the date hereof without additional cost or penalty, or (C) relates to an agreement or arrangement for on-air talent entered into in the ordinary course of business consistent with past practices, in each case, that LIN or any of its subsidiaries has any obligation or liability (contingent or otherwise) (collectively, the "LIN Benefit Plans").

                  (b) To the date hereof, there is no litigation or administrative or other proceeding (including an audit) involving any LIN Benefit Plan nor has LIN or its subsidiaries received notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a LIN Material Adverse Effect. Neither LIN nor any of its subsidiaries has incurred, nor, to the best of LIN's knowledge, is reasonably likely to incur any withdrawal liability in respect of any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that remains unsatisfied in an amount that could reasonably be expected to have a LIN Material Adverse Effect. The termination of, or withdrawal from, any LIN Benefit Plan or multiemployer plan to which LIN or its subsidiaries contributes, on or prior to the Closing Date, will not subject LIN or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have a LIN Material Adverse Effect. LIN and its subsidiaries have not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA in respect of any LIN Benefit Plan (other than any multiemployer plan set forth in the LIN Disclosure Letter) that could reasonably be expected to have a LIN Material Adverse Effect.

                  (d) Except as disclosed in the LIN Disclosure Letter or the LIN SEC Documents, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will either alone or in combination with another event (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, officer, employee, or independent contractor of LIN or any of its subsidiaries, (ii) increase any benefits otherwise payable under any LIN Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. Except as disclosed in the LIN Disclosure Letter, LIN and its subsidiaries have no obligation or accrued liability in respect of post-retirement health or life benefits for their employees, except for coverage required by applicable Law.

         4.18 Tax Matters. Except as set forth in the LIN Financial Statements, the LIN Disclosure Letter, or the LIN SEC Documents, (i) LIN and each of its subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects, (ii) all Taxes of LIN and each of its subsidiaries shown to be due on the Tax Returns described in clause (i) above have been or will be timely paid or adequately reserved for in accordance with GAAP (except to the extent that such Taxes are being contested in good faith), (iii) no material deficiencies for any Taxes have been proposed, asserted, or assessed against LIN or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of LIN and its subsidiaries, and no power of attorney in respect of any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any Governmental Entity during any presently pending audit or examination, (iv) LIN and its subsidiaries are not now subject to audit by any taxing authority and no waivers of statutes of limitation in respect of the Tax Returns have been given by or requested in writing from LIN or any of its subsidiaries, (v) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of LIN or any of its subsidiaries, (vi) neither LIN nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement, or practice in respect of Taxes, (vii) neither LIN nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which LIN is the common parent, (viii) neither LIN nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local Law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local Law) apply to any disposition of any asset owned by LIN or any of its subsidiaries, as the case may be, (ix) neither LIN nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local, or foreign Law by reason of a change in accounting method or otherwise, (x) LIN and its subsidiaries have complied in all material respects with all applicable Laws relating to withholding of Taxes, and (xi) no property owned by LIN or any of its subsidiaries: (A) is property required to be treated as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (B) constitutes "tax exempt use property" within the meaning of Section 168(h)(l) of the Code; or (C) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

         4.19 Intellectual Property. Except as set forth in the LIN Disclosure Letter or the LIN SEC Documents and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a LIN Material Adverse Effect: (i) LIN and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by LIN and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which LIN or any subsidiary acquired the right to use any Intellectual Property; and (iii) to the knowledge of LIN, no person is challenging, infringing on, or otherwise violating any right of LIN or any of its subsidiaries in respect of any Intellectual Property owned by and/or licensed to LIN or its subsidiaries; (iv) neither LIN nor any of its subsidiaries has received any written notice of any pending claim in respect of any Intellectual Property used by LIN and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by LIN or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation, or unenforceability of such Intellectual Property.

         4.20 Environmental Matters. Except as disclosed in the LIN SEC Documents or in the LIN Disclosure Letter and except as could not reasonably be expected to have a LIN Material Adverse Effect (i) the operations of LIN and its subsidiaries have been and are in compliance with all Environmental Laws and with all Permits required by Environmental Laws, (ii) there are no pending or, to the knowledge of LIN, threatened, actions, suits, claims, investigations, or other proceedings under or pursuant to Environmental Laws against LIN or its subsidiaries or involving any real property currently or, to the knowledge of LIN, formerly owned, operated, used, or leased by LIN or its subsidiaries, (iii) LIN and its subsidiaries are not subject to any Environmental Liabilities, and, to the knowledge of LIN, no facts, circumstances, or conditions relating to, arising from, associated with, or attributable to any real property currently or, to the knowledge of LIN, formerly owned, operated, used, or leased by LIN or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of LIN all real property operated, used, or leased by LIN or its subsidiaries is free of contamination from Hazardous Material in violation of the Environmental Laws, and (v) there is not now, nor, to the knowledge of LIN, has there been in the past, on, in or under any real property owned, leased, used, or operated by LIN or any of its predecessors (A) any underground storage tanks, above-ground storage tanks, dikes, or impoundments containing Hazardous Materials, (B) any asbestos-containing materials, (C) any polychlorinated biphenyls, or (D) any radioactive substances.

         4.21 Real Property. The LIN Disclosure Letter contains a list of the material real property owned or leased by LIN or its subsidiaries. LIN or one of its subsidiaries has good and marketable title in fee simple to all real property owned by any of them and a good leasehold interest in the real property leased by any of them, free and clear of all Liens other than (i) liens for current taxes, payment of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount, or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or materially impair LIN's business operations, (iii) as disclosed in the LIN SEC Documents, (iv) those reflected or reserved against in the LIN Financial Statements, and (v) Liens arising under the senior credit facility of LIN Holdings Corp. and LIN Television Corporation, and except for such matters that, individually or in the aggregate, could not reasonably be expected to have a LIN Material Adverse Effect.

         4.22 New LIN Common Stock. The shares of New LIN Common Stock to be issued in connection with the Merger will be, upon issuance, duly authorized, validly issued, fully paid, and nonassessable. The shares of New LIN Common Stock to be issued upon the exercise of the Assumed Stock Options and Assumed Warrants will, on the Closing Date, be validly reserved for issuance and, upon exercise of the Assumed Stock Options and/or Assumed Warrants, as the case may be, and delivery of the exercise price thereof in accordance with the terms of the 2002 Sunrise Stock Option Plan, the Sunrise Warrants, or agreements pursuant to which such Assumed Stock Option or Assumed Warrants were issued, will be duly authorized, validly issued, fully paid and nonassessable.

         4.23 No Other Representations and Warranties. Except for the representations and warranties made by LIN as expressly set forth in this Agreement or in any certificate or document delivered pursuant this Agreement, neither LIN nor any of its affiliates has made and shall not be construed as having made to Sunrise or any of its affiliates any representation or warranty of any kind.

                                    ARTICLE V
                                Certain Covenants

         5.1 Access to Information. Upon reasonable notice, each of LIN and Sunrise shall, and shall cause each of its respective subsidiaries to, afford to the other parties hereto and to their respective officers, employees, counsel, financial advisors, and other representatives ("Representatives") reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel, and records and, during such period, each of LIN and Sunrise shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party hereto such information concerning its business, properties, financial condition, operations, and personnel as such party may from time to time reasonably request.

         5.2 Confidentiality. Until the earlier to occur of (i) two years after the date hereof and (ii) the Effective Time, each of LIN and Sunrise will not, and will cause its Representatives not to, disclose any nonpublic information obtained from Sunrise or LIN, as the case may be, to any other person (other than to its Representatives in connection with the evaluation of the transactions contemplated hereby), in whole or in part, except as required by applicable Law or the rules and regulations of any national stock exchange to the extent applicable to them. Prior to the Effective Time, neither party hereto will use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer, or employee of the other.

         5.3 Public Announcements. Each of LIN and Sunrise will consult with the other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements in respect of the transactions contemplated hereby (including the Merger), and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process, or by obligations pursuant to rules and regulations of any national securities exchange to the extent applicable to them.

         5.4 Consents, Approvals, and Filings. LIN and Sunrise will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, including those required under the HSR Act, the Securities Act, the Exchange Act, and the Communications Act (including filing an application with the FCC for the transfer of control of the Sunrise FCC Licenses, which the parties shall file as soon as reasonably practicable after the date hereof), in order to facilitate the prompt consummation of the Merger and the other transactions contemplated hereby. In addition, each of LIN and Sunrise will use its best efforts, and will cooperate fully and in good faith with each other, to (i) comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated hereby, and (ii) obtain as promptly as practicable all necessary Permits, Orders, or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated hereby, including the consent of the FCC to the transfer of control of the Sunrise FCC Licenses. Each of LIN and Sunrise shall use its best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties hereto shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by the other party. Each of the parties hereto shall provide to the other party the opportunity to participate in all meetings and material conversations with Governmental Entities in respect of the matters contemplated hereby.

         5.5 Indemnification; Insurance. From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable Law, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the

Effective Time, a director, officer, holder of Sunrise Class A Common Stock ("Class A Holder"), or employee of Sunrise or any of its subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses (including, reasonable attorneys' fees and expenses), claims, damages, or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at, or prior to the Effective Time and whether asserted or claimed prior to, at, or after the Effective Time that (i) in respect of any Indemnified Party (other than in his capacity as a Class A Holder), are in whole or in part (A) based on or arising out of the fact that such person is or was a director, officer, or employee of Sunrise or one of its subsidiaries or (B) based on, arising out of, or pertaining to the transactions contemplated hereby and (ii) in respect of any Indemnified Party in his capacity as a Class A Holder, solely based on, arising out of, or pertaining to the transactions contemplated hereby. The provisions contained in the Second Amended and Restated Charter and the articles or certificates of incorporation and bylaws of each of Sunrise's subsidiaries in respect of indemnification shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Party. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Sunrise for the benefit of those persons who are covered by such policies at the Effective Time (or the Surviving Corporation may substitute therefor policies of at least the same coverage in respect of matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 250% of the premium for Sunrise's current directors' and officers' liability insurance; provided, however, that if such insurance cannot be so maintained or obtained at such costs, the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 250% of the current annual premiums of Sunrise for such insurance. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Surviving Corporation contained in this Section 5.5 shall be binding upon the successors and assigns of the Surviving Corporation. If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section
5.5. The obligations of the Surviving Corporation under this Section 5.5 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this
Section 5.5 applies without the prior written consent of such affected Indemnified Party. This Section 5.5 is intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

         5.6 Schedule Updates. During the period from the date hereof until the Effective Time, each of LIN and Sunrise shall promptly notify the other in writing of: (i) the discovery by such party (or any of its subsidiaries) of any event, condition, fact, or circumstance that occurred or existed on or prior to date hereof and that caused or constitutes a breach of any representation or warranty made by such party in this Agreement; (ii) any event, condition, fact, or circumstance that occurs, arises, or exists after the date hereof and that would cause or constitute a breach of any representation or warranty made by the such party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence, or discovery of such event, condition, fact, or circumstance or (B) such event, condition, fact, or circumstance had occurred, arisen, or existed on or prior to date hereof; and
(iii) any breach of any covenant or obligation by such party. During the period from the date hereof until the Effective Time, each party shall promptly notify the other in writing of the of the occurrence of (y) any fact or condition arising under this Section 5.5(a)(i) through (iii) or (z) any event that may make the satisfaction of the conditions set forth in Article VII impossible or unlikely; provided, however, that any such notice under this Section 5.6 shall not be deemed to amend, supplement, or otherwise modify the representations, warranties, covenants, or obligations of such party under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, in the event that (i) LIN shall update the LIN Disclosure Letter in respect of the consummation of the transactions contemplated by the Asset Purchase Agreement, dated as of January 25, 2002, between LIN Television Corporation and Super Towers, Inc. relating to LIN's sale of WNAC-TV, such updates shall not be deemed to constitute a breach of any representation or warranty of LIN contained in Article IV, or (ii) Sunrise shall update the Sunrise Disclosure Letter in respect of the consummation of the transactions contemplated by the Asset Purchase Agreement dated as of February 8, 2002, among STC, STC License Company, and Smith Television of North Dakota, Inc., and Smith Television of North Dakota License Holdings, Inc. or any subsequent agreement relating to Sunrise's sale of KVLY-TV, KRYR-TV, KMOT-TV, KUMV-TV, and KQCD-TV, such updates shall not be deemed to constitute a breach of any representation or warranty of Sunrise contained in Article III.

         5.7 Registration Rights. At the Closing, LIN shall enter into the Registration Rights Agreement in substantially the form attached hereto as EXHIBIT C, pursuant to which LIN will grant to the former stockholders of Sunrise certain registration rights in respect of the shares of New LIN Common Stock that such former stockholders will receive in the Merger. This Section 5.7 is intended to be for the benefit of, and shall be enforceable by, each the former stockholders of Sunrise and their respective heirs and representatives.

                                   ARTICLE VI
            Covenants Relating to the Conduct of the Sunrise Business

         6.1 Conduct of the Business.

                  (a) Except as expressly contemplated by this Agreement, during the period from the date hereof to the Effective Time, Sunrise shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them.

                  (b) Without limiting the generality of Section 6.1(a), during the period from the date hereof to the Effective Time and except as contemplated by this Agreement or as set forth in the Sunrise Disclosure Letter, Sunrise shall not, and shall not permit any of its subsidiaries to, without the prior consent of LIN (which shall not be unreasonably conditioned, delayed, or withheld):

                           (i) (A) declare, set aside, or pay any dividends on,
                  or make any other distributions (whether in cash, stock, or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly-owned subsidiary of Sunrise to its parent and other than dividends or distributions in respect of the Series A 14% Redeemable Preferred Stock or the Series B 14% Redeemable Preferred Stock, par value $0.01 per share, of STC), (B) split, combine, or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its outstanding capital stock, (C) except in connection with the termination of the employment of any employees, purchase, redeem, or otherwise acquire any shares of outstanding capital stock or any rights, warrants, or options to acquire any such shares, or (D) issue, sell, grant, pledge, or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants, or options to acquire, any such shares, equity securities, or convertible securities (other than (1) upon the exercise of Sunrise Stock Options outstanding on the date hereof, (2) pursuant to employment agreements or other contractual arrangements in effect on the date hereof, and (3) issuances of stock of any direct or indirect wholly-owned subsidiary of Sunrise to its parent);

                           (ii) amend its Certificate of Incorporation, Bylaws,
                  or other comparable charter or organizational documents;

                           (iii) acquire any business (including the assets
                  thereof) or any corporation, partnership, joint venture, association, or other business organization or division thereof;

                           (iv) sell, mortgage, or otherwise encumber or subject
                  to any Lien or otherwise dispose of any of its assets or properties that are material to Sunrise and its subsidiaries, taken as whole other than to LIN and its subsidiaries, other than as contemplated by Section 7.1(e);

                           (v) (A) other than working capital borrowings in the
                  ordinary course of business and consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Sunrise or any of its direct or indirect wholly-owned subsidiaries, or (B) make any material loans or advances to any other person, other than to Sunrise or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

                           (vi) consummate or enter into any agreement or plan
                  that contemplates the merger, interest exchange, conversion, combination or sale of the capital stock, of Sunrise or any of its subsidiaries with or into any other person, other than as contemplated hereby;

                           (vii) in respect of the Asset Purchase Agreement
                  dated as of February 8, 2002, among STC, STC License Company, Smith Television of North Dakota, Inc., and Smith Television of North Dakota License Holdings, Inc. decrease the amount of cash consideration provided therein or extend the timing of payment thereof; or

                           (viii) authorize any of, or commit or agree to take
                  any of, the foregoing actions.

                  (c) Notwithstanding any other provision of this Section 6.1 to the contrary, in no event shall Sunrise be deemed to have breached this
         Section 6.1 as a result of any act or failure to act taken or not taken by the LIN Television Corporation on behalf of Sunrise or its subsidiaries, pursuant to the Management Services Agreement dated as of January 7, 2002, among, Sunrise, STC, STC License Company, and LIN Television Corporation.

         6.2 Second Amended and Restated Charter. Prior to the Effective Time, LIN shall file or cause to be filed the Second Amended and Restated Charter with the Secretary of State of the State of Delaware.

         6.3 Other Actions. From and after the date hereof, neither LIN nor Sunrise shall, and neither of them shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VII not being satisfied.

                                   ARTICLE VII
                              Conditions Precedent

         7.1 Conditions to Obligations of Each Party. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Sunrise Stockholders Approval and LIN Stockholders Approval shall have been obtained in accordance with the requirements of the DGCL.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                  (c) Required Consents. All required consents, approvals, permits, and authorizations to the consummation of the Merger shall be obtained from each Governmental Entity (other than the FCC) and other third person whose consent, approval, permission, or authorization is required, unless the failure to obtain such consent, approval, permission, or authorization could not reasonably be expected to have a Sunrise Material Adverse Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger; provided, however, that all Material Consents shall be obtained.

                  (d) No Injunction. No injunction, restraining order, or decree of any Governmental Entity of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated hereby.

                  (e) Sale of North Dakota Stations. The transactions contemplated by the Asset Purchase Agreement dated as of February 8, 2002, among STC and STC License Company, as sellers, and Smith Television of North Dakota, Inc. and Smith Television of North Dakota License Holdings, Inc., as purchasers, shall have been consummated.

                  (f) Payoff of Credit Agreement. All indebtedness under the Amended and Restated Credit Agreement dated as of June 2, 1998, among Sunrise, STC, JPMorgan Chase Bank, as administrative agent, Bank of America, N.A., as documentation agent, and Citicorp USA, Inc., as syndication agent, as amended (the "Credit Agreement"), shall be discharged in full.

         7.2 Conditions to the Obligations of Sunrise. The obligation of Sunrise to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of LIN contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or LIN Material Adverse Effect qualifier(s) contained therein) could reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of LIN and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional, or local economic conditions generally, or are a result of matters arising after the date hereof that affect the television or broadcast industry generally. LIN shall have delivered to Sunrise a certificate dated as of the Closing Date, signed by a senior executive officer of LIN, to the effect set forth in this Section 7.2(a).

                  (b) Performance of Obligations of LIN. LIN shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Sunrise shall have received a certificate signed by a senior executive officers of LIN to such effect.

                  (c) Opinion of Financial Advisor. The Board of Directors of Sunrise shall have received the opinion of BNY Capital Markets, Inc. to the effect that the Merger is fair, from a financial point of view, to the holders of Sunrise Common Stock.

                  (d) FCC Order. The FCC shall have issued an order approving the transfers of control pursuant to the Merger of the Sunrise FCC Licenses for the operation of the Sunrise Licensed Facilities (the "FCC Order").

                  (e) FCC Opinion. LIN shall have delivered to Sunrise an opinion of LIN counsel, dated as of the Closing Date, in a form reasonably acceptable to Sunrise, to the effect that, to the counsel's knowledge, (i) the LIN FCC Licenses are in full force and effect and are for the full term customarily issued to television stations licensed to the states where they are located, (ii) LIN or one of its subsidiaries is the holder thereof, (iii) based upon counsel's knowledge and information in routinely available FCC records related to the LIN Licensed Facilities there is no circumstance that would cause such LIN FCC Licenses, subject to the filing of timely license renewals and payment of any applicable filing and regulatory fees, to not be renewed in the ordinary course, and (iv) there is no pending proceedings or challenges effecting or challenging the validity of any LIN FCC License or the transfer of control contemplated by this Agreement (other than proceedings applicable to the broadcast industry generally).

         7.3 Conditions to Obligations of LIN. The obligations of LIN to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Sunrise contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Sunrise Material Adverse Effect qualifier(s) contained therein) could reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Sunrise (or, after the Effective Time, the Surviving Corporation) and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional, or local economic conditions generally, or are a result of matters arising after the date hereof that affect the television or broadcast industry generally. Sunrise shall have delivered to LIN a certificate dated as of the Closing Date, signed by a senior executive officer of Sunrise, to the effect set forth in this
         Section 7.3(a).

                  (b) Performance of Obligations of Sunrise. Sunrise shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and LIN shall have received a certificate signed by a senior executive officer of Sunrise to such effect.

                  (c) Opinion of Financial Advisor. The Board of Directors of LIN shall have received the opinion of Morgan Stanley to the effect that the Merger is fair, from a financial point of view, to the stockholders of LIN.

                  (d) FCC Order. The FCC shall have issued the FCC Order without the imposition of any conditions or restrictions that could reasonably be expected to have a Sunrise Material Adverse Effect or a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of the Surviving Corporation, and which FCC Order has not been reversed, stayed, enjoined, set aside, or suspended and in respect of which no timely request for stay, petition for reconsideration, or appeal has been filed and as to which the time for the filing of any such appeal or request for reconsideration or for any sua sponte action by the FCC in respect of the FCC Order has expired, or, in the event that such a filing or review sua sponte has occurred, as to which such filing or review shall have been disposed of favorably to the grant of the FCC Order and the time for seeking further relief in respect thereof shall have expired without any request for such further relief having been filed or review initiated.

                  (e) FCC Opinion. Sunrise shall have delivered to LIN an opinion of Sunrise counsel, dated as of the Closing Date, in a form reasonably acceptable to LIN, to the effect that, to counsel's knowledge, (i) the Sunrise FCC Licenses are in full force and effect and are for the full term customarily issued to television stations licensed to the states where they are located, (ii) Sunrise or one of its subsidiaries is the holder thereof, (iii) based upon counsel's knowledge and information in routinely available FCC records related to the Sunrise Licensed Facilities there is no circumstance that would cause such Sunrise FCC Licenses, subject to the filing of timely license renewals and payment of any applicable filing and regulatory fees, to not be renewed in the ordinary course, and (iv) there is no pending proceedings or challenges effecting or challenging the validity of any Sunrise FCC License or the transfer of control contemplated by this Agreement (other than proceedings applicable to the broadcast industry generally).

                  (f) Termination of Advisory Agreements. Sunrise shall have delivered to LIN evidence of the termination of (i) the Monitoring and Oversight Agreement dated as of February 28, 1997, among Sunrise, STC, and Hicks, Muse & Co. Partners, L.P., as amended by the First Amendment to Monitoring and Oversight Agreement dated as of January 7, 2002, among Sunrise, STC, and Hicks, Muse & Co. Partners, L.P., and (ii) the Financial Advisory Agreement dated as of February 28, 1997, among Sunrise, STC, and Hicks, Muse & Co. Partners L.P.

                                  ARTICLE VIII
                                   Termination

         8.1 Termination. This Agreement may be terminated and the Merger abandoned as follows:

                  (a) at any time prior to the Effective Time, whether before or after receipt of the LIN Stockholders Approval or the Sunrise Stockholders Approval, by mutual written consent of LIN and Sunrise;

                  (b) at any time prior to the Effective Time, whether before or after receipt of the LIN Stockholders Approval or the Sunrise Stockholders Approval:

                           (i) by LIN or Sunrise if the Merger shall not have
                  been consummated on or before February 19, 2003, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                           (ii) by LIN or Sunrise if any Governmental Entity
                  shall have issued an Order or taken any other action permanently enjoining, restraining, or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable;

                           (iii) by LIN or Sunrise in the event of a breach by
                  the other party of any representation, warranty, covenant, or other agreement contained herein that (A) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) or Section 7.3(a) or 7.3(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"), provided, however, that the terminating party is not then in Material Breach of any representation, warranty, covenant, or other agreement contained herein; and

         8.2 Effect of Termination. Except for this Section 8.2 and Sections 3.11, 4.11, 5.2, and 9.5 which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to Section 8.1, this Agreement shall become null and void and of no further force and effect and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto.

                                   ARTICLE IX
                                  Miscellaneous

         9.1 Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by LIN and Sunrise or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after obtaining the Sunrise Stockholders Approval, no such amendment or waiver shall, without again obtaining the Sunrise Stockholders Approval, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of Sunrise, (ii) any term of the Second Amended and Restated Charter, or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of capital stock of Sunrise. No failure or delay by any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         9.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         9.3 Construction. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (i) words of any gender are deemed to include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) all references to "dollars" or "$" refer to currency of the United States of America;

(vi) "person" means any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority, or business organization; (vii) the term "or" is not exclusive; and
(viii) "include," "including," and their derivatives mean "including without limitation."

         9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

         9.5 Entire Agreement. Except for the documents executed by LIN and Sunrise pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties hereto in respect of the subject matter hereof, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto in respect of the subject matter hereof.

         9.6 Expenses. Except as provided in Section 8.2, whether or not the Merger is consummated, each of LIN and Sunrise will pay its own costs and expenses incident to preparing for, entering into, and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the fees and expenses incurred in connection with (i) the filings and registrations with the Department of Justice and the Federal Trade Commission pursuant to the HSR Act and (ii) the filings with the FCC under the Communications Act, shall be borne equally by LIN and Sunrise. In the event of any lawsuit or other judicial proceeding brought by either party to enforce any provision of this Agreement, the losing party in such proceeding shall reimburse the prevailing party's fees and expenses incurred in connection therewith, including the fees and expenses of its attorneys.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         9.8 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder by any party hereto to any other party shall be in writing and delivered (i) in person, (ii) by a nationally recognized overnight courier service requiring acknowledgment of receipt of delivery, (iii) by United States certified mail, postage prepaid and return receipt requested, or (iv) by facsimile, as follows:

                  If to LIN, to:

                           LIN TV Corp.
                           One Richmond Square, Suite 230E
                           Providence, Rhode Island  02906
                           Attention:  Deborah Jacobson
                           Facsimile:  (401) 454-0089

                  with copies to (which shall not constitute notice):

                           LIN Television Corporation
                           Four Richmond Square
                           Providence, Rhode Island  02906
                           Attention:  General Counsel
                           Facsimile:  (401) 454-2817

                           -and-

                           Covington & Burling
                           1201 Pennsylvania Avenue, N.W.
                           Washington, DC  20004
                           Attention:  Ralph C. Voltmer Jr.
                           Facsimile:  (202) 662-6290

                  If to Sunrise, to the independent directors of Sunrise's board of directors:

                           Dr. William Cunningham
                           University of Texas at Austin
                           P.O. Box E
                           Austin, Texas  78713
                           Facsimile:  (512) 232-7541

                           -and-

                           William S. Banowsky, Jr.
                           600 Congress Avenue, Suite 1400
                           Austin, Texas  78701
                           Facsimile:  (512) 340-7849

                           with a copy to (which shall not constitute notice):

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201-6950
                           Attention:  Glenn D. West
                           Facsimile:  (214) 746-7777

         Notice shall be deemed given, received, and effective on: (i) if given by personal delivery or courier service, the date of actual receipt by the receiving party, or if delivery is refused on the date delivery was first attempted; (ii) if given by certified mail, the third day after being so mailed if posted with the United States Postal Service; and (iii) if given by facsimile, the date on which the facsimile is transmitted if confirmed by transmission report during the transmitter's normal business hours, or at the beginning of the next business day after transmission if confirmed at any time other than the transmitter's normal business hours. Any person entitled to notice may change any address or facsimile number to which notice is to be given to it by giving notice of such change of address or facsimile number as provided in this Section 9.8.

         9.9 No Recourse. No past, present, or future director, officer, employee, stockholder, incorporator, or partner, as such, of LIN, Sunrise, or the Surviving Corporation shall have any liability for any obligations of LIN, Sunrise, or the Surviving Corporation under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

         9.10 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of LIN or Sunrise under this Agreement will not be materially and adversely affected thereby: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         9.11 No Survival. The representations and warranties of LIN and Sunrise made in this Agreement, or in any certificate, respectively, delivered by any of them pursuant to this Agreement, will not survive the Closing.

         9.12 No Third-Party Beneficiaries. Except as otherwise expressly provided in Sections 5.5 and 5.7, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto (including their respective Boards of Directors), and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                                    * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of LIN and Sunrise effective as of the date first written above.


                                        LIN TV CORP.


                                        By:  /s/ GARY R. CHAPMAN
                                             ----------------------------------
                                                 Gary R. Chapman
                                                 Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer


                                        SUNRISE TELEVISION CORP.


                                        By:  /s/ DAVID A. FITZ
                                             ----------------------------------
                                                 David A. Fitz
                                                 Executive Vice President and
                                                 Chief Financial Officer